UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                Completion of Acquisition or Disposition of Assets.

On August 8, 2014, Demand Media, Inc. (the “Company”) acquired Saatchi Online, Inc., a Delaware corporation (“Saatchi Online”), pursuant to an Agreement and Plan of Merger, dated as of August 8, 2014 (the “Merger Agreement”), by and among the Company, Gallery Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Saatchi Online and Shareholder Representative Services LLC as the Stockholder Representative, whereby Merger Sub was merged with and into Saatchi Online, with Saatchi Online surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).  The purchase price consisted of $5,666,667 in cash (adjusted for Saatchi Online’s working capital and transaction expenses as of the closing) and 1,049,964 shares of common stock, par value $0.0001, of the Company.  A portion of the cash purchase price equal to $1,700,000 was placed into escrow and can be applied by the Company towards satisfaction of post-closing indemnification obligations of the former stockholders of Saatchi Online and/or post-closing adjustments to the purchase price.  Any remaining portion of the escrow amount that is not subject to then-pending claims will be paid to the former stockholders of Saatchi Online on the one-year anniversary of the closing of the transaction.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Saatchi Online, Merger Sub or any of their respective subsidiaries or affiliates.

Item 3.02.                Unregistered Sales of Equity Securities.

On August 8, 2014, the Company agreed to issue 1,049,964 shares of common stock of the Company to certain stockholders of Saatchi Online as partial consideration of the Company’s acquisition of Saatchi Online described in Item 2.01 above. These shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Pursuant to the Merger Agreement, the Company is required to prepare and file, within fifteen business days of the closing date of the Merger (subject to postponement under certain circumstances), a registration statement on Form S-3 to register the resale of such shares of common stock of the Company.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective following the closing of the Merger, Shawn Colo was appointed as a Class II member of the board of directors of the Company and Sean Moriarty was appointed as a Class III member of the board of directors of the Company.

Mr. Moriarty was appointed as Chief Executive Officer of the Company, effective August 12, 2014.  In connection with Mr. Moriarty’s appointment as CEO, Mr. Colo voluntarily resigned as Interim Chief Executive Officer, effective August 12, 2014.  Mr. Colo, who also served as Interim President of the Company, will remain as President of the Company in addition to serving on the Company’s board of directors.

Mr. Moriarty, 44, has served as the Chief Executive Officer of Saatchi Online since August 2013.  Mr. Moriarty sits on several private company boards of directors, including Metacloud where he serves as Chairman, TuneIn and Eventbrite.  From August 2009 to June 2012, he was an Entrepreneur in Residence at Mayfield Fund.  From January 2007 to March 2009, Mr. Moriarty was President and Chief Executive Officer of Ticketmaster, where he was also formerly a member of the board of directors.  Mr. Moriarty received his bachelor’s degree from the University of South Carolina and attended graduate school at Boston University and the University of South Carolina.

Moriarty Employment Agreement

On August 8, 2014, the Company entered into an Employment Agreement with Sean Moriarty (the “Moriarty Agreement”). The Moriarty Agreement is effective as of August 12, 2014 and expires on August 12, 2017, unless earlier terminated. The term of the Moriarty Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Moriarty gives written notice of termination at least 90 days prior to the end of the applicable term.

The Moriarty Agreement provides for an annual base salary of $400,000, subject to increase at the discretion of the compensation committee. The Moriarty Agreement also provides Mr. Moriarty the opportunity to earn an annual discretionary cash performance bonus targeted at 80% of his base salary in effect for any calendar year, based on the achievement of individual and Company-based performance criteria established by the Company’s board of directors or compensation committee, after consultation with Mr. Moriarty. Under the Moriarty Agreement, Mr. Moriarty is also eligible to earn an additional discretionary cash bonus if the performance metric(s) applicable to his annual bonus opportunity is or are attained at the “target” level and the full target bonus becomes payable to him.

Mr. Moriarty is entitled under the Moriarty Agreement to (i) participate in customary health, welfare and fringe benefit plans, and (ii) up to $15,000 in reimbursed legal fees and expenses incurred in connection with the negotiation of the Moriarty Agreement.

In connection with entering into the Moriarty Agreement, Mr. Moriarty was granted stock options covering (i) 694,863 shares with a $9.77 per share exercise price (equal to the closing price per share on the grant date), (ii) 184,130 shares with a $14.66 per share exercise price (equal to 150% of the closing price per share on the grant date) and (iii) 184,130 shares with a $19.54 per share exercise price (equal to 200% of the closing price per share on the grant date). Each stock option granted to Mr. Moriarty in connection with entering into the Moriarty Agreement will vest with respect to 25% of the shares subject to the stock option on August 12, 2015 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary of August 12, 2015 thereafter, subject to Mr. Moriarty’s continued employment through the applicable vesting date.

In addition, the Moriarty Agreement provides that subject to the satisfaction of certain conditions, if Mr. Moriarty acquires shares of the Company’s common stock on the open market with an aggregate purchase price between $100,000 and $250,000, then the Company will grant Mr. Moriarty a restricted stock unit award (the “Match RSU Award”) for a number of restricted stock units equal in value to the actual aggregate purchase price of the shares purchased by Mr. Moriarty (not to exceed $250,000), divided by the closing price per share on the grant date of the Match RSU Award.  The Match RSU Award, if granted, will vest in full on August 12, 2015, subject to Mr. Moriarty’s continued employment and holding of the purchased shares through that date.

If Mr. Moriarty’s employment is terminated by the Company without “cause” or by Mr. Moriarty for “good reason” (each, as defined in the Moriarty Agreement), then, in addition to accrued amounts, Mr. Moriarty will be entitled to receive the following benefits:

•                  (i) continuation payments totaling two times Mr. Moriarty’s annual base salary then in effect, payable over the two-year period following the termination of employment (or, in connection with a change in control, as a lump-sum payment) and (ii) a lump-sum payment in an amount equal to a pro-rata portion of Mr. Moriarty’s annual bonus earned in the year prior to the year in which the termination occurs (or, with respect to a termination that occurs in 2014, a pro-rata portion of Mr. Moriarty’s target bonus);

•                  a lump-sum payment in an amount equal to any earned but unpaid prior-year bonus, payable on the date on which annual bonuses are paid to the Company’s senior executives generally for such year;

•                  Company-paid healthcare continuation coverage for Mr. Moriarty and his dependents for up to eighteen months after the termination date; and

•                  (i) upon a qualifying termination outside the change in control context, (a) accelerated vesting of all outstanding equity awards held by Mr. Moriarty on the termination date (other than the Match RSU Award) with respect to such number of shares underlying each equity award that would have vested over the one-year period immediately following the termination date had the equity award continued to vest in accordance with its terms and (b) with respect to the Match RSU Award (if granted), full vesting of the award, or (ii) upon a qualifying termination in connection with a change in control, full accelerated vesting of all outstanding equity awards held by Mr. Moriarty on the termination date.

Mr. Moriarty’s right to receive the severance payments (either in connection with a change in control or outside the change in control context) described above is subject to his delivery of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Moriarty than receiving the full amount of such payments.

Colo Employment Agreement

On August 8, 2014, the Company entered into an Amended and Restated Employment Agreement with Shawn Colo (the “Colo Agreement”). The Colo Agreement amends and restates Mr. Colo’s previous employment agreement dated August 31, 2010 and side letter dated October 14, 2013, as amended October 15, 2013. The Colo Agreement is effective as of August 12, 2014 and expires on August 12, 2017, unless earlier terminated. The term of the Colo Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Colo gives written notice of termination at least 90 days prior to the end of the applicable term.

The Colo Agreement provides for an annual base salary of $375,000, subject to increase at the discretion of the compensation committee. The Colo Agreement also provides Mr. Colo the opportunity to earn an annual discretionary cash performance bonus targeted at 80% of his base salary in effect for any calendar year, based on the achievement of individual and Company-based performance criteria established by the Company’s board of directors or compensation committee. Mr. Colo is also entitled under the Colo Agreement to participate in customary health, welfare and fringe benefit plans.

In connection with entering into the Colo Agreement, Mr. Colo was granted a stock option covering 208,563 shares with a $9.77 per share exercise price (equal to the closing price per share on the grant date). This stock option will vest with respect to 25% of the shares subject to the stock option on August 12, 2015 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary of August 12, 2015 thereafter, subject to Mr. Colo’s continued employment through the applicable vesting date.

If Mr. Colo’s employment is terminated by the Company without “cause,” by Mr. Colo for “good reason” or by reason of the Mr. Colo’s death or “disability” (each, as defined in the Colo Agreement), then, in addition to accrued amounts, Mr. Colo will be entitled to receive the following benefits:

•                  (i) continuation payments totaling 0.75 times (or, in connection with a change in control, one (1x) times) Mr. Colo’s annual base salary then in effect, payable over the 9-month period following the termination of employment (or, in connection with a change in control, as a lump-sum payment) and (ii) a lump-sum payment in an amount equal to (a) if the qualifying termination occurs outside the change in control context, an amount not to exceed a pro-rata portion of Mr. Colo’s target bonus for the year in which the termination occurs (determined based on actual Company performance against applicable performance goals during such year), payable on the date on which annual bonuses are paid to the Company’s senior executives generally for such year, or (b) if the qualifying termination occurs in connection with a change in control, the annual bonus earned by Mr. Colo for the prior calendar year;

•                  a lump-sum payment in an amount equal to any earned but unpaid prior-year bonus, payable on the date on which annual bonuses are paid to the Company’s senior executives generally for such year;

•                  Company subsidized healthcare continuation coverage for Mr. Colo and his dependents for up to twelve months after the termination date; and

•                  (i) upon a qualifying termination outside the change in control context, accelerated vesting of all outstanding equity awards held by Mr. Colo on the termination date with respect to such number of shares underlying each equity award that would have vested over the one-year period immediately following the termination date had the equity award continued to vest in accordance with its terms, or (ii) upon a qualifying termination in connection with a change in control, full accelerated vesting of all outstanding equity awards held by Mr. Colo on the termination date.

Mr. Colo’s right to receive the severance payments (either in connection with a change in control or outside the change in control context) described above is subject to Mr. Colo’s delivery of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Colo than receiving the full amount of such payments.

Item 7.01.                Regulation FD Disclosure.

On August 11, 2014, the Company issued a press release announcing Mr. Moriarty’s appointment as Chief Executive Officer of the Company and as a member of the board of directors, Mr. Colo’s change in title and appointment to the board of directors and the the acquisition of Saatchi Online.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(a)                                 Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed as necessary by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(d)                                 Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 8, 2014, by and among Demand Media, Inc., Gallery Merger Sub, Inc., Saatchi Online, Inc. and Shareholder Representative Services LLC.
99.1	Press release, dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014	DEMAND MEDIA, INC.

	By:	/s/ Mel Tang
Mel Tang
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 8, 2014, by and among Demand Media, Inc., Gallery Merger Sub, Inc., Saatchi Online, Inc. and Shareholder Representative Services LLC.
99.1	Press release, dated August 11, 2014.